EXHIBIT 99.1
PRESS RELEASE	FOR IMMEDIATE RELEASE
July 18, 2011	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) (252-940-5017)
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports June 30, 2011 Quarterly and Six Months Operating Results

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited operating results for the quarter ended June 30, 2011, and for the six months ended June 30, 2011.

The Company reported net income of $382,000 ($0.04 per share diluted) for the 2011 second quarter, compared to net income of $327,000 ($0.03 per share diluted) for the linked 2011 first quarter, and $1.6 million ($0.16 per share diluted) for the comparative 2010 second quarter.  Net income for the first six months of 2011 was $709,000 ($0.07 per share diluted), compared to net income of $3.1 million ($0.32 per share diluted) for the first six months of 2010.

Tom Vann, President and CEO, commented, “I am pleased to report the Company’s operating results for the second quarter of 2011. The Company continues to generate solid core earnings.  Second quarter 2011 net earnings were $382,000, after recording $3.1 million of credit loss provisions. In the 2011 second quarter, we continued evaluating the credit quality of the Bank’s loan portfolio and market values of foreclosed properties.  While the volume of our nonperforming assets declined modestly during this quarter, based on our current analysis we continue to remain cautiously optimistic about the financial stress some of our borrowers are facing.  Consequently, we are provisioning accordingly to replenish net charge-offs and to maintain our loan loss reserves at an adequate level.  Mitigating our nonperforming assets will continue to be a top priority during 2011,” said Mr. Vann.

Asset Quality

Total nonperforming assets declined to $52.5 million at June 30, 2011, from $52.9 million at December 31, 2010.  Total loans on non-accrual status declined to $41.2 million at June 30, 2011, from $41.3 million at December 31, 2010.  Loans on non-accrual status include non-accrual restructured loans, which declined to $23.0 million at June 30, 2011, from $27.0 million at December 31, 2010.  At June 30, 2011, $11.8 million of the non-accrual restructured loans were current and making payments according to the terms of the restructure. Performing restructured loans on full accrual status totaled $22.8 million at June 30, 2011, compared to $31.3 million at December 31, 2010.  Restructured loans need not continue to be reported as a restructure in calendar years after the year in which the restructuring took place if the loan is in compliance with its modified terms and yields a market rate.

Other real estate owned declined to $11.4 million at June 30, 2011, from $11.6 million at December 31, 2010, reflecting foreclosure activity net of sales of certain real estate properties.  “The stabilization of property values continues to be a concern in the markets we serve.  We will continue monitoring these values and mitigate nonperforming assets as quickly as feasible,” said Mr. Vann.

The Bank recorded $3.1 million of provisions for credit losses in the 2011 second quarter, compared to $2.5 million in the linked 2011 first quarter and $2.1 million in the 2010 second quarter. Credit loss provisions were necessary to replenish net charge-offs and to maintain the allowance for loan and lease losses (ALLL) at a level that management believes is adequate to absorb probable future losses in the loan portfolio.  The ALLL declined to $18.7 million at June 30, 2011 (3.17% of total loans), from $18.8 million at December 31, 2010 (3.01% of total loans). Net charge offs were $3.7 million in the 2011 second quarter, compared to $2.0 million in the linked 2011 first quarter and $7.3 million in the 2010 second quarter.

Bill Wall, executive vice president and chief financial officer stated, “We continue to take a conservative posture in our provisioning for credit losses as we aggressively manage problem assets.  We believe the current level of our ALLL is adequate, however, there is no assurance in the future that regulators, increased risks in the loan portfolio, or changes in economic conditions will not require additional adjustments to the ALLL.”

Net Interest Income

Net interest income increased to $8.2 million for the 2011 second quarter, from $7.8 million for the linked 2011 first quarter, compared to $8.6 million for the 2010 second quarter. The change in volume of net interest income has been influenced by earnings from an increased volume of mortgage-backed securities, the collection of interest on certain past due loans, and management of the cost of funds. The net interest margin on average earning assets improved to 4.64% for the 2011 second quarter, from 4.41% for the linked 2011 first quarter, compared to 4.64% for the 2010 second quarter.

Non-Interest Income

Total non-interest income increased to $2.5 million for the 2011 second quarter, from $2.0 million for the linked 2011 first quarter, compared to $2.8 million for the 2010 second quarter.  Revenue from loan and deposit service offerings (loan fees, deposit fees and service charges and servicing fee income) remained relatively consistent at $1.8 million for the 2011 second quarter, and to $1.7 million for the linked 2011 first quarter, compared to $2.0 million for the 2010 second quarter.

Net gains from mortgage loan sales were $112,000 in the 2011 second quarter, compared to $120,000 in the linked 2011 first quarter and $173,000 in the 2010 second quarter.  No gains were recognized from investment and mortgage-backed securities sales in the 2011 second quarter, compared to $52,000 in the linked 2011 first quarter and $458,000 in the 2010 second quarter.

In its efforts of mitigating nonperforming assets, the Bank recognized $53,000 of net gains on the sale of real estate owned properties during the 2011 second quarter, compared to $82,000 of net losses in the linked 2011 first quarter and $21,000 of net gains in the 2010 second quarter.

Non-Interest Expense

Total non-interest expense increased to $7.0 million for the 2011 second quarter, from $6.8 million for the linked 2011 first quarter and $6.7 million for the 2010 second quarter.  The largest component of non-interest expense, compensation and fringe benefits, declined to $3.9 million for the 2011 second quarter and $3.8 million for the linked 2011 first quarter, from $4.1 million for the 2010 second quarter, reflecting the Bank’s efforts of managing its human resources cost.

Expenses attributable to renovating, maintenance and property taxes paid for the current volume of other real estate owned properties increased to $265,000 for the 2011 second quarter, from $220,000 for the linked 2011 first quarter, and $73,000 for the 2010 second quarter.  Other noninterest expenses including FDIC insurance premiums, premises and equipment, advertising, data processing, repairs and maintenance, office supplies, professional fees, taxes and insurance, etc., remained relatively consistent during the respective periods.

Income tax expense was $226,000 for the 2011 second quarter, compared to $225,000 for the linked 2011 first quarter and $1.0 million for the 2010 second quarter.  Changes in the amounts of income tax provisions reflect changes in the volume of pretax income and estimated income tax rates in effect during each respective period.

Balance Sheet

Total assets declined to $784.5 million at June 30, 2011, from $797.2 million at December 31, 2010. Net loans and leases receivable declined to $569.0 million at June 30, 2011, from $606.1 million at December 31, 2010, reflecting a net combination of principal repayments, foreclosures, sales and securitizations of loans into mortgage-backed securities, and the volume of loans originated during the current quarter.   Mortgage-backed securities increased to $124.5 million at June 30, 2011, from $98.9 million at December 31, 2010, reflecting the net of purchases, sales and securitizations of certain mortgage loans during the current quarter.  Cash and overnight investments increased to $44.6 million at June 30, 2011, from $44.4 million at December 31, 2010, reflecting net changes in the Bank’s cash flow and liquidity position, including the repayment of borrowings.

Total deposits declined to $683.9 million at June 30, 2011, from $689.5 million at December 31, 2010.  Borrowings declined to $2.3 million at June 30, 2011, from $11.5 million at December 31, 2010, reflecting the repayment of a $10.0 million fixed-rate FHLB advance.  The cost of funds improved to 1.14% for the 2011 second quarter, from 1.18% for the linked 2011 first quarter, and 1.26% for the 2010 second quarter. The Bank is managing its cost of funds by the combination of pricing new deposits, the renewal of maturing time deposits and the repositioning of borrowings within the current lower interest rate environment.

Stockholders' equity increased to $80.9 million at June 30, 2011, from $79.5 million at December 31, 2010, reflecting the net effect of net income and changes in accumulated other comprehensive income.  The equity to assets ratio increased to 10.31% at June 30, 2011, from 9.97% at December 31, 2010.  There were 9,751,271 common shares outstanding at both June 30, 2011 and December 31, 2010.  The book value per share increased to $8.30 at June 30, 2011 and $8.15 at December 31, 2010.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company.  Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 27 full service branch offices located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	June 30	December 31
	2011	2010 *
	(unaudited)
Assets

Cash and due from banks	$24,339,911	$14,684,377
Interest-bearing deposits in financial institutions	20,225,031	29,749,236
Mortgage-backed securities - available for sale, at fair value	68,960,406	98,637,742
Mortgage-backed securities - held for investment	55,578,670	244,836
Loans and leases receivable:
Held for sale	3,090,787	4,464,040
Held for investment	584,565,238	620,440,530
Allowance for loan and lease losses	(18,666,618)	(18,830,288)
Loans and leases receivable, net	568,989,407	606,074,282
Premises and equipment, net	10,752,914	9,162,538
Other real estate owned	11,386,753	11,616,390
Stock in Federal Home Loan Bank of Atlanta, at cost	2,690,000	3,474,900
Accrued interest receivable	2,302,863	2,336,527
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,197,031	1,357,659
Identifiable intangible assets	86,460	102,180
Income tax receivable	2,254,002	2,864,993
Prepaid expenses and other assets	11,556,159	12,721,610

Total assets	$784,538,183	$797,245,846

Liabilities and Stockholders' Equity

Deposits:
Demand	$240,048,367	$234,501,026
Savings	26,999,519	24,498,789
Large denomination certificates of deposit	217,228,158	222,578,449
Other time	199,626,364	207,886,450
Total deposits	683,902,408	689,464,714
Borrowed money	2,349,203	11,503,110
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	7,082,092	6,454,818
Total liabilities	703,643,703	717,732,642

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 shares issued; 9,751,271 and 9,751,271 shares
outstanding, respectively	97,513	97,513
Additional paid-in capital	35,844,758	35,795,586
Retained earnings, substantially restricted	75,665,645	74,956,772
Treasury stock, at cost	(31,967,269)	(31,967,269)
Accumulated other comprehensive income, net	1,253,833	630,602
Total stockholders' equity	80,894,480	79,513,204

Total liabilities and stockholders' equity	$784,538,183	$797,245,846

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010

Interest income:
Interest and fees on loans	$8,905,881	$9,792,800	$17,729,875	$19,901,754
Interest and dividends on investments and deposits	1,282,570	1,036,289	2,349,776	2,078,562
Total interest income	10,188,451	10,829,089	20,079,651	21,980,316

Interest expense:
Interest on deposits	1,924,835	2,094,488	3,901,704	4,248,126
Interest on borrowings	1,553	81,071	28,967	220,167
Interest on junior subordinated notes	83,911	82,768	165,232	162,784
Total interest expense	2,010,299	2,258,327	4,095,903	4,631,077

Net interest income	8,178,152	8,570,762	15,983,748	17,349,239
Provision for credit losses	3,080,000	2,070,000	5,530,011	4,490,000
Net interest income after provision for credit losses	5,098,152	6,500,762	10,453,737	12,859,239

Non-interest income:
Fees and service charges	1,581,922	1,795,404	3,068,624	3,425,920
Loan servicing fees	196,988	187,046	395,072	366,780
Gain (loss) on sale of other real estate, net	53,387	21,223	(28,708)	33,720
Gain on sale of mortgage loans	111,546	173,428	231,528	365,525
Gain on sale of mortgage-backed securities	-	455,399	52,146	935,481
Gain on sale of investment securities	-	2,406	-	2,406
Other income	553,868	195,717	761,000	394,963
Total non-interest income	2,497,711	2,830,623	4,479,662	5,524,795

Non-interest expense:
Compensation and fringe benefits	3,941,577	4,115,034	7,731,256	7,806,236
Federal deposit insurance premiums	293,284	286,614	584,784	583,879
Premises and equipment	433,512	438,565	856,792	897,750
Advertising	38,280	33,851	85,384	65,414
Payroll and other taxes	352,520	340,096	754,148	716,710
Data processing	622,859	644,671	1,223,400	1,263,068
Amortization of intangible assets	145,578	107,475	292,781	224,960
Other real estate owned expense	265,334	72,967	484,851	165,276
Other	895,158	701,666	1,760,919	1,517,820
Total non-interest expense	6,988,102	6,740,939	13,774,315	13,241,113

Income before income tax expense	607,761	2,590,446	1,159,084	5,142,921

Income tax expense	225,671	1,032,084	450,211	2,034,862

Net income	$382,090	$1,558,362	$708,873	$3,108,059

Per share data:
Basic earnings per share	$0.04	$0.16	$0.07	$0.32
Diluted earnings per share	$0.04	$0.16	$0.07	$0.32
Dividends per share	$0.00	$0.20	$0.00	$0.40
Average basic shares outstanding	9,751,271	9,743,971	9,751,271	9,743,244
Average diluted shares outstanding	9,751,271	9,744,679	9,751,271	9,743,598

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarterly					Year to Date
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$784,538	$791,154	$797,246	$811,912	$812,771	$784,538	$812,771

Loans receivable (net):
Mortgage	$56,564	$53,925	$55,450	$53,995	$49,470	$56,564	$49,470
Commercial	428,141	445,930	463,155	496,489	502,425	428,141	502,425
Consumer	76,459	79,517	79,469	83,801	83,550	76,459	83,550
Leases	7,825	7,829	8,000	8,095	9,413	7,825	9,413
Total loans (net)	$568,989	$587,201	$606,074	$642,380	$644,858	$568,989	$644,858

Cash and investments	$44,565	$34,537	$44,434	$40,815	$34,737	$44,565	$34,737
Mortgage-backed securities	124,539	120,565	98,883	87,245	92,559	124,539	92,559
Premises and equipment	10,753	10,196	9,163	9,216	9,240	10,753	9,240
Goodwill	4,219	4,219	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,197	1,284	1,358	1,299	1,268	1,197	1,268

Deposits:
Savings	$26,999	$26,251	$24,499	$24,946	$25,155	$26,999	$25,155
Checking	240,048	237,605	234,501	237,677	224,950	240,048	224,950
Certificates	416,855	429,772	430,465	433,432	444,435	416,855	444,435
Total deposits	$683,902	$693,628	$689,465	$696,055	$694,540	$683,902	$694,540

Borrowings	$2,349	$2,363	$11,503	$12,164	$12,665	$2,349	$12,665
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	80,894	79,648	79,513	87,293	87,110	80,894	87,110

Consolidated earnings summary:
Interest income	$10,188	$9,891	$9,928	$10,963	$10,829	$20,080	$21,980
Interest expense	2,010	2,086	2,166	2,222	2,258	4,096	4,631
Net interest income	8,178	7,805	7,762	8,741	8,571	15,984	17,349
Provision for credit losses	3,080	2,450	13,700	3,962	2,070	5,530	4,490
Noninterest income	2,498	1,982	1,919	3,400	2,830	4,479	5,525
Noninterest expense	6,988	6,786	6,738	6,745	6,741	13,774	13,241
Income tax expense (benefit)	226	225	(4,260)	424	1,032	450	2,035
Net income (loss)	$382	$326	$(6,497)	$1,010	$1,558	$709	$3,108

Per Share Data:
Basic earnings (loss) per share	$0.04	$0.03	$(0.67)	$0.10	$0.16	$0.07	$0.32
Diluted earnings (loss) per share	$0.04	$0.03	$(0.67)	$0.10	$0.16	$0.07	$0.32
Dividends per share	$0.00	$0.00	$0.00	$0.09	$0.20	$0.00	$0.40
Book value per share	$8.30	$8.17	$8.15	$8.96	$8.94	$8.30	$8.94

Average basic shares	9,751,271	9,751,271	9,748,948	9,743,971	9,743,971	9,751,271	9,743,244
Average diluted shares	9,751,271	9,751,271	9,748,948	9,743,971	9,744,679	9,751,271	9,743,598

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarterly					Year to Date
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
	(dollars in thousands except per share data)
Performance ratios:
Yield on average earning assets	5.78%	5.59%	5.51%	5.92%	5.86%	5.69%	5.92%
Cost of funds	1.14%	1.18%	1.21%	1.24%	1.26%	1.16%	1.29%
Net interest spread	4.64%	4.41%	4.30%	4.68%	4.60%	4.53%	4.63%
Net interest margin/average earning assets	4.64%	4.41%	4.31%	4.72%	4.64%	4.53%	4.67%
Earning assets to total assets	88.61%	89.85%	89.94%	90.96%	91.13%	88.61%	91.13%

Return on average assets (annualized)	0.19%	0.16%	-3.21%	0.50%	0.77%	0.18%	0.77%
Return on average equity (annualized)	1.90%	1.63%	-30.31%	4.60%	7.17%	1.76%	7.14%
Efficiency ratio	65.38%	69.25%	69.52%	55.50%	59.05%	67.24%	57.82%

Average assets	$791,644	$794,615	$810,459	$813,900	$808,266	$793,412	$811,413
Average earning assets	$704,792	$707,982	$727,718	$741,214	$738,645	$705,750	$742,633
Average equity	$80,517	$79,978	$85,746	$87,760	$86,957	$80,333	$87,065

Equity/Assets	10.31%	10.07%	9.97%	10.75%	10.72%	10.31%	10.72%
Tangible Equity/Assets	9.76%	9.52%	9.43%	10.22%	10.18%	9.76%	10.18%

Asset quality data and ratios:
Loans on nonaccrual status:
Nonaccrual loans	$18,114	$16,723	$14,293	$14,073	$12,308	$18,114	$12,308
Nonaccrual restructured loans
Past Due TDRs	$11,228	$15,024	$12,407	$1,624	$639	$11,228	$639
Current TDRs	$11,817	$8,780	$14,566	$3,532	$5,008	$11,817	$5,008
Total TDRs	$23,045	$23,804	$26,973	$5,156	$5,647	$23,045	$5,647
Total loans on nonaccrual status	$41,159	$40,527	$41,266	$19,229	$17,955	$41,159	$17,955
Other real estate owned	$11,387	$12,069	$11,616	$8,599	$8,452	$11,387	$8,452
Total nonperforming assets	$52,546	$52,596	$52,882	$27,828	$26,407	$52,546	$26,407

Performing restructured loans on accrual status	$22,831	$16,055	$31,334	$24,298	$14,087	$22,831	$14,087

Allowance for loan and lease losses	$18,667	$19,320	$18,830	$8,611	$7,951	$18,667	$7,951
Allowance for unfunded loan commitments	$251	$231	$237	$163	$171	$251	$171
Allowance for credit losses	$18,918	$19,551	$19,067	$8,774	$8,122	$18,918	$8,122

Allowance for loan and lease losses to loans	3.17%	3.18%	3.01%	1.32%	1.21%	3.17%	1.21%
Allowance for unfunded loan commitments to unfunded commitments	0.36%	0.30%	0.30%	0.20%	0.20%	0.36%	0.20%
Allowance for credit losses to loans	3.21%	3.22%	3.04%	1.35%	1.24%	3.21%	1.24%

Net charge-offs (recoveries)	$3,713	$1,966	$3,407	$3,310	$7,347	$5,679	$10,112
Net charge-offs (recoveries) to loans	0.65%	0.32%	0.54%	0.51%	1.12%	1.00%	1.57%
Nonaccrual loans to loans	7.23%	6.90%	6.81%	2.99%	2.78%	7.23%	2.78%
Nonperforming assets to assets	6.69%	6.65%	6.63%	3.43%	3.25%	6.69%	3.25%
Loans to deposits	86.10%	87.63%	90.83%	93.72%	94.49%	86.10%	94.49%
Loans to assets	75.06%	76.82%	78.55%	80.35%	80.74%	75.06%	80.74%
Loans serviced for others	$314,220	$317,816	$318,218	$307,395	$299,361	$314,220	$299,361